Exhibit 3.19

State of California
Bill Jones
Secretary of State

200225010172

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.
IMPORTANT – Read instructions before completing this form.

FILED
In the office of the Secretary of State of the State of California

AUG 30 2002

BILL JONES, Secretary of State

This Space For Filing Use Only

1. Name of the limited liability company (end the name with the words "Limited Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.") Lovin Oven, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3. Name the agent for service of process and check the appropriate provision below:
Robert J. Stemler, Esq., Keesal, Young & Logan which is
[x] an individual residing in California. Proceed to item 4.
[ ] a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4. If an individual, California address of the agent for service of process:
Address: 400 Oceangate
City: Long Beach State: CA Zip Code: 90802

5. The limited liability company will be managed by: **(check one)**
[x] one manager [ ] more than one manager [ ] single member limited liability company [ ] all limited liability company members

6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7. Number of pages attached, if any: Ø

8. Type of business of the limited liability company. (For informational purposes only)
wholesale food manufacturing

9. **DECLARATION:** It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

Signature of Organizer

Mickey Y. Colby, Organizer
Type or Print Name of Organizer

August 29, 2002
Date

10. **RETURN TO:**

NAME	Mickey Y. Colby, Esq.
FIRM	Keesal, Young & Logan
ADDRESS	400 Oceangate
CITY/STATE	Long Beach, CA 90802
ZIP CODE	

SEC/STATE (REV. 12/99)

FORM LLC-1 – FILING FEE $70.00
Approved by Secretary of State